AMENDMENT
                              DATED AUGUST 27, 2008
                                     TO THE
                          ACCOUNTING SERVICES AGREEMENT
                                     BETWEEN
                               RYDEX SERIES FUNDS
                         AND RYDEX FUND SERVICES, INC.,
                            DATED SEPTEMBER 25, 1996,
                                   AS AMENDED

                                    AMENDMENT
                              DATED AUGUST 27, 2008
                                     TO THE
                          ACCOUNTING SERVICES AGREEMENT
                      DATED SEPTEMBER 25, 1996, AS AMENDED,
                                     BETWEEN
                               RYDEX SERIES FUNDS
                                       AND
                            RYDEX FUND SERVICES, INC.

The following Amendment, which supercedes all previous amendments, is made to the Accounting Services Agreement between Rydex Series Funds (the "Trust") and Rydex Fund Services, Inc. (the "Servicer"), dated September 25, 1996, as amended to date (the "Agreement"), and is hereby incorporated into and made a part of the Agreement:

          The fourth paragraph under the section "Witnesseth" of the Agreement is amended, effective August 27, 2008, to read as follows:

          WHEREAS, the board of trustees of the trust, pursuant to Article IV,
     Section 4.01(o), "Board of Trustees; Powers," of the Trust Declaration, have created the following series of shares of the Trust: Government Long Bond 1.2x Strategy Fund, U.S. Government Money Market Fund, Nova Fund, Inverse S&P 500 Strategy Fund, NASDAQ-100(R) Fund, Inverse NASDAQ-100(R) Strategy Fund, Inverse Government Long Bond Strategy Fund, Europe 1.25x Strategy Fund, Russell 2000(R) 1.5x Strategy Fund, Mid-Cap 1.5x Strategy Fund, Large-Cap Value Fund, Large-Cap Growth Fund, Mid-Cap Value Fund, Mid-Cap Growth Fund, Inverse Mid-Cap Strategy Fund, Small-Cap Value Fund, Small-Cap Growth Fund, Inverse Russell 2000(R) Strategy Fund, Strengthening Dollar 2x Strategy Fund, Weakening Dollar 2x Strategy Fund, Banking Fund, Basic Materials Fund, Biotechnology Fund, Commodities Strategy Fund, Consumer Products Fund, Electronics Fund, Energy Fund, Energy Services Fund, Financial Services Fund, Health Care Fund, Internet Fund, Leisure Fund, Precious Metals Fund, Real Estate Fund, Retailing Fund, Technology Fund, Telecommunications Fund, Transportation Fund, Utilities Fund, Sector Rotation Fund, Absolute Return Strategies Fund, Hedged Equity Fund, S&P 500 Fund, Russell 2000(R) Fund, Essential Portfolio Moderate Fund, Essential Portfolio Conservative Fund, Essential Portfolio Aggressive Fund, Managed Futures Strategy Fund, High Yield Strategy Fund, Inverse High Yield Strategy Fund, International Rotation Fund, Japan 2x Strategy Fund, Alternative Strategies Allocation Fund, Multi-Cap Core Equity Fund, GLOBAL MARKET NEUTRAL FUND, AND LONG/SHORT COMMODITIES STRATEGY FUND (collectively, the "Rydex Funds").

                          ADDITIONS ARE NOTED IN BOLD.

     In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 27th day of August, 2008.

                                        RYDEX SERIES FUNDS


                                        /s/ Carl G. Verboncoeur
                                        ----------------------------------------
                                        By: Carl G. Verboncoeur
                                        Title: President


                                        RYDEX FUND SERVICES, INC.


                                        /s/ Carl G. Verboncoeur
                                        ----------------------------------------
                                        By: Carl G. Verboncoeur
                                        Title: President